UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

RAE SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2003

Dear Stockholder:

The annual meeting of stockholders of RAE Systems Inc. will be held on April 25, 2003, at 2:00 p.m., local time, at the Wyndham Hotel, located at 1300 Chesapeake Terrace, Sunnyvale, California.

Only stockholders who owned stock at the close of business on March 3, 2003 can vote at this meeting or any adjournments that may take place. The matters proposed to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2002 Annual Report on Form 10-K which includes audited financial statements and certain other information.

Our board of directors recommends that you vote in favor of the proposals outlined in the attached Proxy Statement.

At the meeting, we will also report on RAE Systems’ 2002 business results and other matters of interest to stockholders.

It is important that you use this opportunity to take part in the affairs of RAE Systems by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely yours,

Robert I. Chen

President and Chief Executive Officer

1339 Moffett Park Drive

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 25, 2003

TO THE STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of RAE Systems Inc., a Delaware corporation, will be held on Friday, April 25, 2003, at 2:00 p.m. local time, at the Wyndham Hotel              located at 1300 Chesapeake Terrace, Sunnyvale, California, for the following purposes:

1.	To elect two Class I directors each to hold office for a three-year term and until their respective successors are duly elected and qualified.

2.	To consider, approve and ratify the adoption of our 2002 Stock Option Plan.

3.	To ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2003.

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on March 3, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1339 Moffett Park Drive, Sunnyvale, California.

By order of the Board of Directors,

Lea-Anne Matsuoka

Secretary

Sunnyvale, California

March 31, 2003

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

-i-

Rae Systems Inc.

1339 Moffett Park Drive

Sunnyvale, California 94089

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of RAE Systems Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held April 25, 2003 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Wyndham Hotel located at 1300 Chesapeake Terrace, Sunnyvale, California. Our telephone number is (408) 752-0723.

These proxy solicitation materials are being mailed on or about April 1, 2003 to all stockholders entitled to vote at the annual meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on March 3, 2003 are entitled to notice of, and to vote at, the annual meeting. At the record date, 45,603,283 shares of our common stock, $0.001 par value, were issued and outstanding.

Voting

The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by our board of directors. Each stockholder is entitled to one vote for each share of stock held by him or her on all matters.

Votes cast by proxy or in person will be tabulated by the inspector of elections. The inspector of elections will also determine whether or not a quorum is present. Our bylaws provide that a majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

Assuming a quorum is present, the nominees for election as Class I directors at the annual meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. The affirmative vote of a majority of the outstanding shares of common stock is required to approve the 2002 Option Plan. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting assuming a quorum is present. The inspector of elections will treat abstentions of votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional soliciting materials sent to stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, without additional compensation, personally or by mail, telephone or facsimile.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission (“SEC”) rules. For a stockholder proposal to be included in our proxy materials for the 2004 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 3, 2003. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our bylaws, addressed to the Secretary at our principal executive offices, not later than December 3, 2003.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified board of directors, which as of the date of this proxy, consists of two Class I directors, two Class II directors and two Class III directors, who will serve until the annual meetings of stockholders to be held in 2003, 2004 and 2005, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The terms of the Class I directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class I directors of our board of directors at the meeting. Management’s nominees for election by the stockholders to those two positions are the current Class I members of the board of directors:

1.	Peter H. Hsi.

2.	Edward C. Ross.

If elected, the nominees will serve as directors until our annual meeting of stockholders in 2006 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.

The board of directors recommends a vote “FOR” the nominees named above.

The following table sets forth, for our current directors, including the Class I nominees to be elected at this meeting, information with respect to their ages and background.

Name of Director	Position With RAE Systems	Age	Director Since(1)
Class I directors nominated for election at the 2003 annual meeting of stockholders:

Peter H. Hsi	Vice President, Chief Technology Officer, Director	53	2002

Edward C. Ross	Director	61	2002

Class II directors whose terms expire at the 2004 annual meeting of stockholders:

Neil W. Flanzraich	Director	59	2002

Lyle D. Feisel	Director	67	2002

Class III directors whose terms expire at the 2005 annual meeting of stockholders:

Robert I. Chen	President, Chief Executive Officer, Director	55	2002

Bo Andersson	Director	51	2002

(1)	In April 2002, RAE Systems Inc., a California corporation (“RAE California”), was merged with and into us in connection with its acquisition of Nettaxi.com. Upon the merger, Messrs. Hsi, Ross, Flanzraich, Feisel and Chen, each of whom was previously a director of RAE California, became our directors.

Peter Hsi co-founded RAE Systems in 1991 and has served as our Vice President, Chief Technology Officer and a member of the board of directors since our inception. Prior to co-founding RAE Systems, Dr. Hsi worked at Applied Optoelectronic Technology Corporation as the chief architect for semiconductor test systems. Dr. Hsi has filed seventeen (17) patent applications, of which eight (8) have been granted and nine (9) are pending. Dr. Hsi received a B.S.E.E. from the National Chiao-Tung University, and a M.S. and Ph.D. in Electrical Engineering from Syracuse University.

Edward C. Ross has served as a member of our board of directors since March 2001, and is currently the President of TSMC North America. From 1998 to 2000, Dr. Ross served as Senior Vice President of the Professional Services Group of Synopsys, Inc., a computer-aided design company, where he was responsible for developing and executing Synopsys’ consulting business practices. From 1995 to 1998, Dr. Ross was the President of the Technology and Manufacturing Group of Cirrus Logic, a semiconductor company. Dr. Ross received a B.S.E.E from Drexel University, and a M.S.E.E., M.A, and Ph.D. from Princeton University.

Neil W. Flanzraich has served as a member of our board of directors since December 2000. Since May 1998, he served as Vice Chairman and President of IVAX Corporation, a pharmaceutical company. From 1995 to May 1998, Mr. Flanzraich served as Chairman of the Life Sciences Legal Practice Group of Heller Ehrman White and McAuliffe, and from 1981 to 1994, Senior Vice President and member of the corporate Operating Committee at Syntex Corporation, a pharmaceutical company. Mr. Flanzraich is a director of the Whitman Education Group, Inc., IVAX Diagnostics, and Continucare Corporation. He also serves as Chairman of the Israel America Foundation. Mr. Flanzraich received an A.B. from Harvard College and a J.D. from Harvard Law School.

Lyle D. Feisel has served as a member of our board of directors since March 2001. In 2001, he retired as the Dean of the Thomas J. Watson School of Engineering and Applied Science, and Professor of Electrical Engineering at the State University of New York at Binghamton. Dr. Feisel joined the faculty of SUNY Binghamton in 1983. Dr. Feisel is a Life Fellow of the Institute of Electrical and Electronics Engineers and of the

American Society for Engineering Education, and is a Fellow of the National Society of Professional Engineers. He is active in the affairs of those organizations and in the development and accreditation of engineering education worldwide. Dr. Feisel received his B.S., M.S. and Ph.D. degrees in Electrical Engineering from Iowa State University.

Robert I. Chen co-founded RAE Systems in 1991 and has served as President, Chief Executive Officer and a member of the board of directors since our inception. From 1981 to 1990, Mr. Chen served as President and Chief Executive Officer of Applied Optoelectronic Technology Corporation, a manufacturer of computer-aided test systems, a company he founded and subsequently sold to Hewlett Packard. Mr. Chen currently serves on the board of directors for the Shanghai Ericsson Simtek Electronics Company, Limited, a telecommunications and electronics company. Mr. Chen received a B.S.E.E. from Taiwan National Cheng Kung University, a M.S.E.E. from South Dakota School of Mines and Technology, and graduated from the Harvard Owner/President program.

Bo Andersson has served as a member of our board of directors since June 2002. In September 2002, he was appointed President of Ericsson Micro Components, and from May 2000 to August 2002, served as President and CEO of Ericsson Microelectronics. In 1998, Mr. Andersson was appointed Head of the Microelectronics Business Unit and between 1994 to 1998, was the General Manager for the Power Modules Business within the Ericsson Components AB. In 1994, Mr. Andersson was the Project Manager for the building of the sub micron facility in Kista, Sweden, and in 1977, he joined Ericsson where he was the Head of Process Technology Development. Mr. Andersson is Chairman of the Board of Ericsson Power Modules AB and Chairman of the Board of Shanghai Ericsson Simtec Electronics Co., Ltd. He is also Chairman of the Steering Committee for the Microtechnologies Centre at Chalmers University in Sweden. Mr. Andersson received a Master of Science degree in Physical Engineering from the Royal Institute of Technology in Stockholm, Sweden in 1977.

Board Meetings and Committees

The board of directors held four meetings during the fiscal year ended December 31, 2002. The board of directors has an audit committee, a compensation committee and a nomination committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the board of directors and all of the committees of the board of directors on which such director served held during that period.

The members of the audit committee during fiscal 2002 were Neil W. Flanzraich, Edward C. Ross and Lyle D. Feisel. The functions of the audit committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The audit committee held two meetings during the fiscal year ended December 31, 2002.

The members of the compensation committee during fiscal 2002 were Edward C. Ross, Neil W. Flanzraich and Lyle D. Feisel. The compensation committee reviews and fixes the compensation of our officers and establishes the compensation of our other employees and its subsidiaries under our employment benefit plans. The compensation committee did not hold any meetings during the fiscal year ended December 31, 2002.

The members of the nomination committee during fiscal 2002 were Robert I. Chen, Edward C. Ross and Lyle D. Feisel. The nomination committee nominates, elects and appoints our officers and directors. The nomination committee did not hold any meetings during the fiscal year ended December 31, 2002.

PROPOSAL NO. 2

APPROVAL OF THE 2002 STOCK OPTION PLAN

At the annual meeting, the stockholders will be asked to approve our 2002 Stock Option Plan  (the “2002 Option Plan”). The board of directors adopted the 2002 Option Plan on May 7, 2002, subject to its approval by stockholders.

The board of directors believes that we must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the company. The board expects that the 2002 Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

The 2002 Option Plan is also designed to preserve our ability to deduct in full, for federal income tax purposes, the compensation recognized by certain executive officers of in connection with options granted under the 2002 Option Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with options granted under the 2002 Option Plan to qualify as performance-based, the 2002 Option Plan limits the size of options that can be granted under the plan, as further described below; this limit is referred to as the “Grant Limit.” By approving the 2002 Option Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2002 Option Plan, the size of the Grant Limit and the other material terms of the 2002 Option Plan described below.

Summary of the 2002 Option Plan

The following summary of the 2002 Option Plan is qualified in its entirety by the specific language of the 2002 Option Plan, a copy of which is attached hereto at Appendix A.

Authorized Shares.    A maximum of 5,000,000 of the authorized but unissued or reacquired shares of Common Stock of the company may be issued under the 2002 Option Plan. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by us at their original exercise price, the expired or repurchased shares are returned to the 2002 Option Plan and again become available for grant. However, no more than 5,000,000 shares will be available under the 2002 Option Plan for issuance upon the exercise of incentive stock options, as defined in Section 422 of the Internal Revenue Code, regardless of whether any of such shares are subsequently repurchased. Appropriate adjustments will be made to the number of shares reserved under the 2002 Option Plan, the share limit affecting incentive stock options, the Grant Limit and the number of shares and exercise price under each outstanding option in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.

Grant Limit.     Under the Grant Limit, no employee may be granted options under the 2002 Option Plan for more than 2,000,000 shares in any fiscal year. The Grant Limit is intended to permit compensation received by certain executive officers in connection with options granted under the plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Performance-based compensation is not counted toward the limit on the amount of executive compensation that public companies are permitted to deduct for federal income tax purposes under Section 162(m).

Administration.    The 2002 Option Plan will be administered by the board of directors or a committee of the board, which, in the case of options intended to qualify for performance-based compensation treatment under Section 162(m), must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “board” refers to either the board of directors or such committee.) Subject to the provisions of the 2002 Option Plan, the board will determine the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to us upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The board may amend or cancel any option, waive any restrictions or conditions applicable to any option, and accelerate, extend or defer the exercisability or vesting of any option. The board has the authority to interpret the provisions of the 2002 Option Plan and options granted thereunder, and any such interpretation by the board will be binding.

Eligibility.    Options may be granted under the 2002 Option Plan to our employees, directors and consultants or any parent or subsidiary of ours. As of March 3, 2003, we had approximately 299 employees, including four executive officers, four non-employee directors and eight consultants who would be eligible under the 2002 Option Plan. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.

Terms and Conditions of Options.    Each option granted under the 2002 Option Plan will be evidenced by a written agreement between us and the optionee, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2002 Option Plan. Incentive stock options must have an exercise price that is not less than the fair market value of a share of our Common Stock on the date of grant, while nonstatutory stock options must have an exercise price that is not less than  85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of our or any parent or subsidiary of ours (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. As of March 19, 2003, the closing price of our common stock, as reported on the OTC Bulletin Board, was $0.53 per share.

The 2002 Option Plan provides that the option exercise price may be paid in cash, by check, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, by tender, to the extent legally permitted, of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, or by such other lawful consideration as may be approved by the board. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted by us, through the optionee’s surrender of a portion of the option shares to us.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the board, however, with the exception of an option granted to an officer, director or consultant, no option shall become exercisable at a rate of less than twenty percent per year over a period of five years from the date of grant. The maximum term of an option granted under the 2002 Option Plan is 10 years, provided that an incentive stock option granted to a  10% Stockholder must have a term not exceeding five years. An option generally will remain exercisable for three months following the optionee’s termination of service, unless such termination results from the optionee’s death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date.

Incentive stock options are not transferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. Nonstatutory stock options granted under the 2002 Option Plan may be assigned or transferred to the extent permitted by the board and set forth in the option agreement.

Change in Control.    The 2002 Option Plan defines a “Change in Control” of the company as any of the following events upon which our stockholders immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of our voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the company, its successor or the corporation to which our assets were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of our voting stock; (ii) a merger or consolidation in which we are a party; (iii) the sale, exchange or transfer of all or substantially all of our assets; or (iv) a liquidation or dissolution. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may, without the consent of any optionee, either assume our rights and obligations under outstanding options or substitute substantially equivalent options for such corporation’s stock. In addition, the 2002 Option Plan authorizes the board to provide in any option agreement for acceleration of the vesting and exercisability of the option upon such circumstances in connection with a Change in Control as the board determines. Options that are not assumed, replaced or exercised prior to a Change in Control will terminate.

Termination or Amendment.    The 2002 Option Plan will continue in effect until the earlier of its termination by the board or the date on which all shares available for issuance under the 2002 Option Plan have been issued and all restrictions on such shares under the terms of the 2002 Option Plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the date on which the board adopted the 2002 Option Plan. The board may terminate or amend the 2002 Option Plan at any time. However, without stockholder approval, the board may not amend the 2002 Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect an outstanding option unless expressly provided by the board, nor, in any event, may it adversely affect an outstanding option without the consent of the optionee, unless the amendment is necessary to comply with any applicable law.

New Plan Benefits

The following table sets forth information regarding options that have been granted to certain persons subject to stockholder approval of the 2002 Option Plan.

Name and Position	Shares

Robert I. Chen, President and Chief Executive Officer	0

Joseph Ng, Vice President of Business Development and Chief Financial Officer	0

Peter Hsi, Vice President of Technology and Chief Technology Officer	0

Hong Tao Sun, Vice President of Engineering	100,000

Robert Henderson, Vice President of Portable Products	100,000	(1)

Fei-Zhou Shen	100,000

All Current Executive Officers, as a Group	300,000

All Current Directors Who Are not Executive Officers, as a Group (4 Persons)	0

All Employees, Including all Current Officers Who Are not Executive Officers, as a Group	1,238,500

(1)	Mr. Henderson’s option to purchase 100,000 shares were cancelled in connection with the termination of his employment. The shares were returned to the 2002 Option Plan and are again available for grant.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 2002 Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the optionee’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such later date as the shares vest (the later of such dates being referred to as the “determination date”). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Internal Revenue Code, to treat the exercise date as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock is required to approve the 2002 Option Plan.

The board of directors believes that adoption of the proposed 2002 Option Plan is in the best interests of RAE Systems and its stockholders for the reasons stated above. Therefore, the board of directors unanimously recommends a vote “FOR” the proposal to approve the 2002 Option Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board has selected BDO Seidman, LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2003. BDO Seidman, LLP has acted in such capacity since its appointment in fiscal year 2000. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2002 by BDO Seidman, LLP:

Audit Fees	$315,036
Consulting and IT Fees	$0
Tax Service Fees	$9,500

The audit committee has considered the role of BDO Seidman, LLP in providing certain tax services and other non-audit services to RAE Systems and has concluded that such services are compatible with BDO Seidman, LLP’s independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting, as well as the presence of a quorum. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The board believes that the ratification of BDO Seidman, LLP is in our best interests and our stockholders. Therefore, the board of directors unanimously recommends a vote “FOR” the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2003.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 7, 2003, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all our directors and executive officers as a group.

Except where otherwise indicated, the address for each of the persons listed the following table is c/o RAE Systems Inc., 1339 Moffett Park Drive, Sunnyvale, CA 94089.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
5% Holders

Philip Sheridan(4)	3,097,381	6.8%

Michael Gardner(5) 40 Wall Street c/o the Baytree Capital Associates, LLC Suite 58, New York, NY 10005	2,836,596	6.2%

Directors and Director—Nominees

Robert I. Chen(6)	17,964,805	38.4%

Peter Hsi	4,336,332	9.5%

Neil W. Flanzraich(7)	551,555	1.2%

Lyle D. Feisel(8)	86,948	*

Edward C. Ross(9)	86,948	*

Bo Andersson	—	*

Non-Director Executive Officers

Joseph Ng(10)	451,701	1.0%

Hong Tao Sun(11)	227,622	*

Fei-Zhou Shen	66,944	*

Directors and executive officers as a group (7 persons)(12)	23,772,855	51.1%

*	Less than 1%.

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under our 1993 Stock Option Plan are immediately exercisable, subject our right to repurchase unvested shares upon termination of employment or other service at a price equal to the option exercise price. If the 2002 Option Plan is approve by the stockholders at the annual meeting of stockholders, options granted under 2002 Option Plan will become immediately exercisable, subject our right to repurchase unvested shares upon termination of employment or other service at a price equal to the option exercise price.

(3)	Calculated on the basis of 45,573,892 shares of common stock outstanding as of February 7, 2003, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after February 7, 2003 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(4)	Based on a Schedule 13G filed by Philip Sheridan with the SEC on April 9, 2002.

(5)	Based on a Schedule 13D filed by Michael Gardner with the SEC on February 7, 2003. Includes warrants issued to Michael Gardner to purchase 1,212,082 shares of common stock.

(6)	Based on a Schedule 13G filed by Robert I. Chen with the SEC on April 9, 2002. Includes 3,097,380 shares of common stock held by Mr. Chen’s spouse, Lien Q.C. Chen, of which he disclaims beneficial ownership, and 11,770,045 shares of common stock held jointly between Robert I. and Lien Q.C. Chen, and by Robert I. Chen as trustee of the Robert I. Chen 2001 Living Trust and held by Lien Q.C. Chen as trustee of the Lien Q.C. Chen 2001 Living Trust.

(7)	Includes 25,000 shares subject to options that may be exercised within 60 days after February 7, 2003, subject to stockholder approval of the 2002 Stock Option Plan at the annual meeting of stockholders.

(8)	Includes 25,000 shares subject to options that may be exercised within 60 days after February 7, 2003, subject to stockholder approval of the 2002 Option Plan at the annual meeting of stockholders.

(9)	Includes 25,000 shares subject to options that may be exercised within 60 days after February 7, 2003, subject to stockholder approval of the 2002 Option Plan at the annual meeting of stockholders.

(10)	Includes 141,963 shares subject to options that may be exercised within 60 days after February 7, 2003, subject to stockholder approval of the 2002 Stock Option Plan at the annual meeting of stockholders.

(11)	Includes 140,674 shares subject to options that may be exercised within 60 days after February 7, 2003, granted pursuant to our 1993 Stock Option Plan. Include 25,000 shares subject to options that may be exercised within 60 days after February 7, 2003, subject to stockholder approval of the 2002 Option Plan at the annual meeting of stockholders.

(12)	Includes 140,674 shares subject to options that may be exercised within 60 days after February 7, 2003, granted pursuant to our 1993 Stock Option Plan. Include 241,963 shares subject to options that may be exercised within 60 days after February 7, 2003, subject to stockholder approval of the 2002 Option Plan at the annual meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-10% beneficial owners are required by SEC regulation to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of reports filed under Section 16(a) furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The following table sets forth information concerning the compensation received for services rendered to us during the years ended December 31, 2001 and 2002 by our chief executive officer and our four other most highly compensated executive officers whose total salary and bonus for such fiscal year exceeded $100,000, and one former executive officer who would have been included among the four most highly compensated executives had he continued to serve as an executive officer through the most recent fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary			Bonus(1)		Restricted Stock			Securities Underlying Options/SARs (#)
Robert I. Chen President and Chief Executive Officer	2002 2001	$ $	245,002 244,039			— —		— —		— —

Joseph Ng Vice President of Business Development and Chief Financial Officer	2002 2001	$ $	181,178 180,615		$	— 75,000	$	— 0	(2)	— 309,738

Peter Hsi Vice President of Technology and Chief Technology Officer	2002 2001	$ $	165,000 164,327			— —		— —		— —

Hong Tao Sun Vice President of Engineering	2002 2001	$ $	150,151 138,846			— —		— —		100,000 154,870	(3)

Robert Henderson Vice President of Portable Products	2002 2001	$ $	153,551 150,000			— —		— —		100,000 —	(3)(4)

Fei-Zhou Shen Senior Worldwide Director of Manufacturing	2002 2001	$ $	145,000 108,750	(5)		— —		— —		100,000 77,435	(3)

(1)	Bonuses are based on performance. See “Report of the Compensation Committee on Executive Compensation.”

(2)	Mr. Ng was granted 309,738 shares of restricted stock on December 8, 2001 at a purchase price of $0.0807 per share, the fair market value on the date of the grant, as determined by our board of directors. These shares vested immediately upon the consummation of the merger transaction between RAE Systems and Nettaxi.com.

(3)	Messrs. Sun, Henderson and Shen were granted options under the 2002 Stock Option Plan, subject to stockholder approval of the 2002 Stock Option Plan.

(4)	Mr. Henderson served as our Vice President of Portable Products until November of 2002. The option to purchase 100,000 shares were cancelled in connection with the termination of Mr. Henderson’s employment.

(5)	Mr. Shen joined RAE Systems mid-year on March 26, 2001.

Stock Options Granted in Fiscal Year 2002

The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2002 to the persons named in the Summary Compensation Table:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Shares Underlying Options Granted(2)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(3)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5%	10%
Robert I. Chen	—		—	—	—	—	—
Joseph Ng	—		—	—	—	—	—
Peter Hsi	—		—	—	—	—	—
Hong Tao Sun	100,000		5.99%	$1.055	5/31/12	$66,348.38	$168,139.83
Robert Henderson	100,000	(4)	5.99%	$1.055	5/31/12	$66,348.38	$168,139.83
Fei-Zhou Shen	100,000		5.99%	$1.055	5/31/12	$66,348.38	$168,139.83

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	All options granted under the 2002 Stock Option Plan are immediately exercisable, subject to stockholder approval of the 2002 Stock Option Plan, but the underlying shares are subject to a right of repurchase upon termination of employment or other service. This repurchase right lapses as the shares vest, subject to the optionee’s continuous employment or other service. Shares generally vest at the rate of 1/4 on the first anniversary of the date of grant and 1/48 monthly thereafter.

(3)	All options were granted at market value on the date of grant.

(4)	Includes options to purchase 100,000 shares that were cancelled in connection with the termination of Mr. Henderson’s employment.

Option Exercises and Fiscal 2002 Year-End Values

The following table provides the specified information concerning exercises of options to purchase our common stock in the fiscal year ended December 31, 2002, and unexercised options held as of December 31, 2002, by the persons named in the Summary Compensation Table above. A portion of the shares subject to these options are not yet vested, and thus would be subject to repurchase by us at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year End(1)		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
			Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
Robert I. Chen	—	—	—	—	—	—
Joseph Ng	—	—	141,963	167,775	$48,168	$56,926
Peter Hsi	—	—	—	—	—	—
Hong Tao Sun	—	—	187,135	322,605	$67,497	$41,600
Robert Henderson(4)	162,934	$61,591	—	—	—	—
Fei-Zhou Shen	29,038	$9,853	6,453	41,944	$2,190	$14,232

(1)	Represents options granted under our 1993 Stock Option Plan and the 2002 Stock Option Plan.

(2)	Based on a market value of $0.42 per share, the closing price of our common stock on December 31, 2002, as reported on the OTC Bulletin Board.

(3)	Stock options granted under the 1993 Stock Option Plan are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by us. Subject to stockholder approval of the 2002 Stock Option Plan at the annual meeting of stockholders, stock options granted under the 2002 Stock Option Plan are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by us. The options listed below become exercisable 1/4 after one year and an additional 1/48 per month thereafter.

(4)	Mr. Henderson served as our Vice President of Portable Products until November of 2002. Upon termination of his employment his unexercised options were cancelled.

Compensation of Directors

Our non-employee directors receive $1,000 for each meeting of the Board of Directors they attend and reasonable compensation of each board and committee meeting they attend. Non-employee directors are also eligible to receive stock options or restricted stock awards.

In November 2002, our board of directors authorized the issuance of non-qualified options to purchase 10,000 shares of common stock to Lyle D. Feisel for additional liaison services required between our advisory board and our board of directors.

In June 2002, our board of directors authorized the issuance of non-qualified options to purchase  100,000 shares of common stock to outside director, Bo Andersson. The options are immediately exercisable and vest at a rate of 1/4 after one year and 1/48 each month thereafter.

In May 2002, our board of directors authorized the issuance of non-qualified options to purchase  100,000 shares of common stock to each of Messrs. Feisel, Flanzraich and Ross. The options are immediately exercisable and vest at a rate of 1/4 after one year and 1/48 each month thereafter.

In December 2001, we engaged one of our outside directors, Neil W. Flanzraich, along with our Vice President, Business Development and Chief Financial Officer, Joseph Ng, to identify and evaluate potential merger partners. In connection with such engagement, we sold 464,607 shares of our common stock to  Mr. Flanzraich in December 2001 at a purchase price of $0.0807 per share. The fair value underlying shares of common stock on the date of issuance was approximately $300,000. The shares were sold pursuant to restricted stock purchase agreements and became fully vested upon the consummation of our April 9, 2002 merger transaction with Nettaxi.com.

Our directors who are also employees of RAE Systems did not receive any compensation for their services as members of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of our 1993 Stock Option Plan, which has been approved by stockholders, and the 2002 Stock Option Plan, which has not been approved by stockholders, but will be voted on at this annual meeting of stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2002:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(c)
Equity compensation plans approved by stockholders	2,014,941	$0.07	0	(1)

Equity compensation plans not approved by stockholders	1,438,500	$0.98	3,561,500

Total	3,453,441	$0.45	3,561,500

(1)	As of April 9, 2002, the 1993 Stock Option Plan was closed and no future issuances under the 1993 Option Plan are available.

Material Features of the 2002 Stock Option Plan

The 2002 Stock Option Plan was adopted by the board on May 7, 2002. We are authorized to issue up to 5,000,000 shares of common stock under this plan. The plan allows grants of incentive stock options, within the meaning of Section 422 of the Code, to employees, including officers and employee directors. In addition, it allows grants of nonstatutory options to employees, non-employee directors and consultants. The plan expires in April 2012, but may be terminated sooner by the board. The exercise price of incentive stock options granted under the 2002 Stock Option Plan must not be less than the fair market value of a share of the common stock on the date of grant. In the case of nonstatutory stock options, the exercise price must not be less than 85% of the fair market value of a share of the common stock on the date of grant. With respect to an incentive stock option granted to any optionee who owns stock representing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of the option must be equal to at least 110% of the fair market value of a share of the common stock on the date of grant, and the term of the option may not exceed five years. The terms of all other options may not exceed ten years. The aggregate fair market value (determined as of the date of option grant) of the common stock for which incentive stock options may become exercisable for the first time by any optionee may not exceed $100,000 in any calendar year. The board has the discretion to determine vesting schedules and exercise requirements, if any, of all options granted under the plan. The plan provides that in connection with a change in control, if the acquiring corporation fails to assume the plan’s outstanding options or replace them with substantially equivalent new options, the options will terminate. Additionally, the board, in its discretion, may provide for the acceleration of the exercisability and vesting of any and all outstanding options or may provide for the cash out of any or all outstanding options in connection with a change in control. Five million shares of common stock have been reserved for issuance under the 2002 Stock Option Plan. As of December 31, 2002, options to purchase 1,669,500 shares had been issued under the 2002 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes transactions to which we were or are a party and in which any of our directors, officers, or significant stockholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

In December 2001, we engaged our Vice President, Business Development and Chief Financial Officer, Joseph Ng, along with one of our outside directors, Neil W. Flanzraich, to identify and evaluate potential merger partners. In connection with such engagement, we sold 309,738 shares of our common stock to Mr. Ng in December 2001 at a purchase price of $0.0807 per share. The fair value underlying shares of common stock on the date of issuance was approximately $200,000. The shares were sold pursuant to restricted stock purchase agreements and became fully vested upon the consummation of our April 9, 2002 merger transaction with Nettaxi.com.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy

The goals of our compensation policy are to attract, retain and reward executive officers who contribute to our overall success by offering compensation that is competitive in our industry, to motivate executives to achieve our business objectives and to align the interests of officers with the long-term interests of stockholders. We currently use salary, bonuses and stock options to meet these goals.

Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the compensation committee considers individual performance, as well as market information regarding compensation paid by other similar companies.

Base Salary.    Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in our industry for individuals of similar education and background to the executive officers being recruited. We also give consideration to the individual’s experience, reputation in his or her industry and expected contributions to our company. Salaries are generally reviewed annually by the compensation committee and are subject to increases based on (i) the compensation committee’s determination that the individual’s level of contribution to our company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

Bonuses.    It is our policy that a component of each officer’s potential annual compensation takes the form of a performance-based bonus. Bonus payments to officers other than the chief executive officer are determined by the compensation committee, in consultation with the chief executive officer, based on our financial performance and the achievement of the officer’s individual performance objectives. The chief executive officer’s bonus is determined by the compensation committee, without participation by the chief executive officer, based on the same factors.

Long-Term Incentives.    Longer-term incentives are provided through the 2002 Stock Option Plan, which rewards executives and other employees through the growth in value of our stock. The compensation committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer’s relative position, responsibilities, historical and expected contributions to our company, and the officer’s existing stock ownership and previous option grants, with primary weight given to the executive officers’ relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join us may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

2002 Compensation

Compensation for the chief executive officer and other executive officers for 2002 was set according to our established compensation policy described above. As of the end of fiscal 2002, we did not pay any bonuses to our executive officers.

COMPENSATION COMMITTEE

Edward C. Ross

Lyle D. Feisel

Neil W. Flanzraich

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. BDO Seidman, LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee consists of three directors each of whom is an “independent director,” as currently defined in the National Association of Securities Dealers’ listing standards. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of this charter is attached to this proxy statement as Appendix B.

The audit committee has discussed and reviewed with the auditors all matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The committee has met with BDO Seidman, LLP, with and without management present, to discuss the overall scope of BDO Seidman, LLP audit, the results of its examinations, its evaluations of our internal controls and the overall quality of its financial reporting.

The audit committee has received from the auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended  December 31, 2002.

AUDIT COMMITTEE

Lyle D. Feisel

Neil W. Flanzraich

Edward C. Ross

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a graph indicating cumulative total return on $100 invested, alternatively, in the our common stock, the CRSP Total Return Index for the Nasdaq Stock Market and for a peer group of NASDAQ stocks for SIC codes 3800-3899, for the period from April 9, 2002 through December 31, 2002, before which period we were a privately-held company.

Performance Graph for

RAE SYSTEMS INC.

Comparison of Cumulative Total Returns from April 9, 2002 through December 31, 2002

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board knows of no other business that will be conducted at the 2003 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Lea-Anne Matsuoka

Secretary

March 31, 2003

APPENDIX A

RAE SYSTEMS INC.

2002 STOCK OPTION PLAN

1.	Establishment, Purpose and Term of Plan.

1.1.    Establishment.  The RAE Systems Inc. 2002 Stock Option Plan (the “Plan”) is hereby established effective as of May 7, 2002.

1.2.    Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3.    Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.	Definitions and Construction.

2.1.    Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)	“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b)	“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c)	“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d)	“Company” means RAE Systems Inc., a Delaware corporation, or any successor corporation thereto.

(e)	“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(f)	“Director” means a member of the Board or of the board of directors of any other Participating Company.

(g)	“Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

(h)

“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)	“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)	If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)	If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(k)	“Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(l)	“Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(m)	“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(n)	“Officer” means any person designated by the Board as an officer of the Company.

(o)	“Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(p)	“Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

(q)	“Optionee” means a person who has been granted one or more Options.

(r)	“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(s)	“Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(t)	“Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(u)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(v)	“Section 162(m)” means Section 162(m) of the Code.

(w)	“Securities Act” means the Securities Act of 1933, as amended.

(x)	“Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(y)	“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(z)	“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(aa)	“Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power (as defined in Section 194.5 of the California Corporations Code) of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2.    Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration.

3.1.    Administration by the Board.  The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

3.2.    Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3.    Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b)	to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)	to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e)	to approve one or more forms of Option Agreement;

(f)	to delegate to any proper Officer of the Company the authority to grant one or more Options, without further approval of the Board, to any eligible person, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Options shall not be granted to any one person within any fiscal year of the Company in excess of 100,000 shares, (ii) the exercise price per share of each Option shall be equal to 100% of the Fair Market Value per share of the common stock on the date of grant, and (iii) each Option shall be subject to the terms and conditions of the appropriate standard form of option agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board;

(g)	to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(h)	to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

(i)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(j)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4.    Committee Complying with Section 162(m).  If a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5.    Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.6.    Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	Shares Subject to Plan.

4.1.    Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be five million (5,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee’s exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan. However, except as adjusted pursuant to Section 4.2, in no event shall more than five million (5,000,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Issuance Limit”). Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

4.2.    Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, in the Section 162(m) Grant Limit set forth in Section 5.3 and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	Eligibility and Option Limitations.

5.1.    Persons Eligible for Options.  Options may be granted only to Employees, Consultants, and Directors. Eligible persons may be granted more than one (1) Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

5.2.    Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.3.    Section 162(m) Grant Limit.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than two million (2,000,000) shares (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6.	Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1.    Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2.    Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) with the exception of an Option granted to an Officer, a Director or a Consultant, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such Option, subject to the Optionee’s continued Service. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3.    Payment of Exercise Price.

(a)	Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)	Limitations on Forms of Consideration.

(i)	Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)	Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4.    Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

6.5.    Effect of Termination of Service.

(a)	Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.5 and thereafter shall terminate:

(i)	Disability. If the Optionee’s Service terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s

Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)	Death. If the Optionee’s Service terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within ninety (90) days (or such longer period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service.

(iii)	Other Termination of Service. If the Optionee’s Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of ninety (90) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b)	Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)	Extension if Optionee Subject to Section16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

6.6.    Transferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Section 260.140.41 of Title 10 of the California Code of Regulations and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.	Standard Forms of Option Agreement.

7.1.    Option Agreement.  Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2.    Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.	Change in Control.

8.1.    Definitions.

(a)	An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)	A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2.    Effect of Change in Control on Options.

(a)	Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, the Board, in its sole discretion, may provide in any Option Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and shares acquired upon the exercise of such Options.

(b)

Assumption or Substitution of Options.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Optionee, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. Any Options which are not assumed by the Acquiring Corporation in connection with the Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion. For purposes of this Section 8.2(b), an Option shall be considered assumed if, for every share of Stock subject thereto immediately prior to the Change in Control, the Optionee has the right, following the Change in Control, to acquire in accordance with the terms and conditions of the assumed Option the consideration (whether stock, cash or other securities or property) received in the Change in Control transaction by holders of shares of Stock for each share held immediately prior to such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control transaction was not solely common stock of the Acquiring Corporation, the Board may, with the consent of the Acquiring Corporation, provide for the consideration to be acquired to be solely common stock of the Acquiring Corporation equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control transaction.

(c)	Cash-Out of Options. The Board may, in its sole discretion and without the consent of any Optionee, determine that, upon the occurrence of a Change in Control, each or any Option outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option (the “Spread”). In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Optionees in respect of their canceled Options as soon as practicable following the date of the Change in Control.

9.	Provision of Information.

At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

10.	Compliance with Securities Law.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11.	Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

12.	Stockholder Approval.

The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the majority of the outstanding securities of the Company entitled to vote within twelve (12) months before or after of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

APPENDIX B

RAE SYSTEMS INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.    STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of RAE Systems Inc. (the “Company”), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and appraise the audit efforts and independence of the Company’s auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.    ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

•	is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

•	is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

•	has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation);

•	has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

•	is not an executive of another entity on whose Compensation Committee any of the Company’s current executives serves.

All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable time after their appointment. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual’s financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.    MEETINGS

The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company’s financial statements consistent with Section IV.A.5. below.

IV.    PROCESSES

To fulfill its responsibilities and duties the Committee shall:

A.    Documents/Reports to Review

1.    Review and reassess the Charter’s adequacy periodically, and at least annually, as conditions dictate.

2.    Review the Company’s annual audited financial statements, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.    Review the regular Management Letter to management prepared by the independent auditors and management’s response.

4.    Review related party transactions for potential conflicts of interests.

5.    Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company’s Form 10-Ks and Form 10-Qs, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. These meetings should include a discussion of the independent auditors, judgment of the quality of the Company’s accounting and any uncorrected misstatements as a result of the auditors quarterly review.

6.    Based on the review and discussions referred to in Sections IV.A.2, IV.A.5 and IV.B.2, determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

7.    Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

B.    Independent Auditors

1.    Recommend to the Board the selection of the independent auditors, considering independence and effectiveness. The independent auditors will ultimately be accountable to the Committee and the Board.

2.    Obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

3.    Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

4.    Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

5.    Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

C.    Financial Reporting Processes

1.    In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

2.    Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.    Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

D.    Process Improvement

1.    Review with management and the independent auditors any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.    Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3.    Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

4.    Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

5.    Provide oversight and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

E.    Ethical and Legal Compliance

1.    Review whether management has set an appropriate corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

2.    Review whether management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

3.    Review management’s monitoring of compliance with the Foreign Corrupt Practices Act.

4.    Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

5.    Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

6.    Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

7.    If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

RAE SYSTEMS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Robert I. Chen and Joseph Ng, or either of them, with full power of substitution, as proxies to represent and vote as designated in this proxy any and all of the shares of stock of RAE Systems Inc., held or owned by or standing in the name of the undersigned on the company’s books on March 3, 2003 at the Annual Meeting of Stockholders of the company to be at the Wyndham Hotel located at 1300 Chesapeake Terrace, Sunnyvale, California at 2:00 p.m. on April 25, 2003, and any continuation or adjournment thereof, with all powers the undersigned would possess if personally present at the meeting.

The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side, or, if no specification is made, to vote in favor thereof.

The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters, which may properly come before the meeting or any continuation or adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) a Notice of Annual Meeting of Stockholders of the Company, (b) an accompanying Proxy Statement, and (c) an Annual Report to Stockholders for the fiscal year ended December 31, 2002.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1.	To elect the following two persons as Class I directors to hold office for a three-year term and until their successors are elected and qualified:

Nominee: Peter H. Hsi

☐ FOR ☐ WITHHELD

Nominee: Edward C. Ross

☐ FOR ☐ WITHHELD

2.	To consider, approve and ratify the adoption of 2002 Stock Option Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	To ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN

☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS    ☐

CHANGE AND NOTE AT LEFT

Signature:	Date:

Signature:	Date:

Note:	Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.